     As filed with the Securities and Exchange Commission on April 3, 2000
                                                     Registration No. 333-______
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                  ----------
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ----------
                         SeaChange International, Inc.
            (Exact Name of Registrant as Specified in Its Charter)
           Delaware                                              04-3197974
(State or Other Jurisdiction of                                 (IRS Employer
 Incorporation or Organization)                              Identification No.)

              124 Acton Street, Maynard, MA 01754, (978) 897-0100
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                          William C. Styslinger, III
                Chairman, President and Chief Executive Officer
                         SeaChange International, Inc.
                               124 Acton Street
                               Maynard, MA 01754
                                (978) 897-0100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                  ----------
                                   Copy to:
                         William B. Simmons, Jr., Esq.
                        Testa, Hurwitz & Thibeault, LLP
                                125 High Street
                          Boston, Massachusetts 02110
                                (617) 248-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                   ----------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
               Title of                                         Proposed Maximum       Proposed Maximum         Amount of
                Shares                        Amount to          Offering Price           Aggregate            Registration
           to be Registered                 be Registered         Per Share(1)        Offering Price(1)           Fee(2)
-------------------------------------------------------------------------------------------------------------------------------
     Common Stock, $.01 par value           330,000 shares           $62.375            $20,583,750             $5,434.11
-------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) Pursuant to Rule 457(c) of the Securities Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share of the Common Stock of SeaChange International Services Corp. (the "Company") on the Nasdaq National Market on March 31, 2000.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED April 3, 2000

                   SUBJECT TO COMPLETION DATED APRIL 3, 2000

                                  PROSPECTUS

                                330,000 SHARES

                         SEACHANGE INTERNATIONAL, INC.

                                 COMMON STOCK
                            -----------------------


++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

     This prospectus is part of a registration statement that covers 330,000 shares of our common stock. The shares may be offered and sold from time to time by certain selling stockholders of SeaChange International. We will receive no proceeds from the sale of the shares.

     Our shares are traded on the Nasdaq National Market under the symbol "SEAC." On March 31, 2000, the last reported sale price of our common stock on the Nasdaq National Market was $61.625 per share.


                                 ---------------

     Investing in the common stock involves risks. See "Risk Factors" beginning on page 6.

                                ---------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

                                ---------------

               The date of this Prospectus is_______ ___, 2000.

                             AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by SeaChange International may be inspected and copied at the public reference facilities maintained by the Commission at:

     .    450 Fifth Street, N.W., Washington, D.C. 20549;

     .    Seven World Trade Center, Suite 1300, New York, New York 10048; and

     . Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     Copies may also be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. Our common stock is traded on the Nasdaq National Market. Reports, proxy statements and other information concerning SeaChange International may be inspected at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006.

     We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the shares of our common stock offered hereby. This prospectus does not contain all information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information regarding us and the shares of our common stock offered hereby, we refer you to the registration statement and to the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any agreement or other document filed as an exhibit to the registration statement are necessarily summaries of those documents, and in each instance we refer you to the copy of that document filed as an exhibit to the registration statement for a more complete description of the matters involved. The registration statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from that office upon payment of the prescribed fees. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

     We will provide without charge to each person who is delivered a prospectus, on written or oral request, a copy of any or all of the documents incorporated by reference herein (other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents). Requests for copies should be directed to Investor Relations, SeaChange International, Inc., 124 Acton Street, Maynard, Massachusetts 01754, Telephone:
(978) 897-0100.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by us with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated in this prospectus by reference:

     1. SeaChange's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 000-21393).

     2. The description of our common stock contained in the section entitled "Description of Registrant's Securities to be Registered" contained in our registration statement on Form 8-A filed under the Exchange Act with the Securities and Exchange Commission on September 18, 1996 (File No. 000-21393), and incorporating by reference the information contained in our registration statement on Form S-1 (File No. 333-12233), including any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed incorporated by reference in this prospectus and made a part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed incorporated by reference in this prospectus shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated by reference herein or in any prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                            SEACHANGE INTERNATIONAL

     We develop, market and support products to manage, store and distribute digital video for television operators, including cable, broadcast, telecommunications and other new media companies. Our products utilize our proprietary distributed application software and standard industry components to automate the management and distribution of short- and long-form video streams including advertisements, movies, news updates and other video programming requiring precise, accurate and continuous execution. Our digital video products with their state-of-the-art electronic storage and retrieval capabilities are designed to provide a higher image quality and to be more reliable, easier to use and less expensive than analog tape-based systems. In addition, our products enable our customers to increase revenues by offering more targeted services such as geography-specific spot advertising, video-on-demand movies and other interactive television services.

     Our products address a number of specific markets. Our SPOT System is the leading digital advertisement and other short-form video insertion system for the multichannel television market in terms of installations in the United States, based on currently available industry sources and our internal data. A majority of our customers consist of major cable television operators and telecommunications companies in the United States. Our SPOT System converts analog video forms such as advertisements and news updates to digital video forms. It stores them in remote or local digital libraries, and inserts them automatically into television network streams. The SPOT System provides high run-rate accuracy and video image quality, permits geographic and demographic specificity of advertisements and reduces operating costs. Our Advertising Management Software operates in conjunction with our SPOT System to automate and simplify complex sales, scheduling and billing processes for the multichannel television market.

     We have one existing movie product and two video-on-demand (VOD) products for interactive television markets. We sell our Movie System which provides long-form video storage and delivery for the pay-per-view movie markets and our GuestServe System for delivering video-on-demand and other guest services, internet access and PC games in a hotel environment for cable television and telecommunications companies. We developed our ITV (Interactive Television) System to provide residential video-on-demand and other interactive services for cable television operators and telecommunications companies. During 1998 and 1999, we entered into agreements with several cable companies to provide our ITV System for demonstration and testing of the video-on-demand systems used by those cable companies. We also have agreements with certain developers of digital set-top boxes to test and integrate their products with our ITV System.

     We also sell our video server, which is designed to store and distribute video streams of various lengths, and the MediaCluster, our proprietary software technology that enables multiple video servers to operate together as an integrated video server and a video streaming product for internet applications.

     We introduced our Broadcast MediaCluster product in 1998, offering play to air capability for commercials and syndicated or other programming for broadcast television companies. During 1998 and 1999, we installed broadcast systems at customer locations including network affiliates and multi-channel operations in the United States and broadcast companies.

     We were incorporated in Delaware in July 1993. Our principal executive offices are located at 124 Acton Street, Maynard, Massachusetts 01754, and our telephone number is (978) 897-0100. Our web site is located at www.schange.com.
                                                               ---------------
The information contained on our web site is not part of this prospectus.

                                 RISK FACTORS

     You should carefully consider the following risks before investing in our common stock. These are not the only risks that we face. Additional risks may also impair our business operations. If any of the following risks come to fruition, our business, results of operations or financial condition could be materially adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth in this prospectus, including our financial statements and the accompanying notes.

     This prospectus contains certain "forward-looking statements" based on our current expectations, assumptions, estimates and projections about our company and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of many factors, as more fully described in this section and elsewhere in the prospectus.

If we are unable to manage our growth and the related expansion in our operations effectively, our business may be harmed.

     Our ability to successfully offer products and services and implement our business plan in a rapidly evolving market requires effective planning and management. Our growth has placed, and our anticipated future operations will continue to place, a significant strain on our management, administrative, operational and other resources. To manage future growth effectively, we must continue to improve our management and operational controls, enhance our reporting systems and procedures, integrate new personnel and manage expanded operations.

We may not be able to hire and retain highly skilled employees, particularly managerial, engineering, selling and marketing, finance and manufacturing personnel, which could affect our ability to compete effectively.

     Our success depends to a significant degree upon the continued contributions of our key management, engineering, selling and marketing and manufacturing personnel, many of whom would be difficult to replace. We do not have employment contracts with our key personnel. We believe that our future success will also depend in large part upon our ability to attract and retain highly skilled managerial, engineering, selling and marketing, finance and manufacturing personnel. Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting and retaining such personnel. The loss of the services of any of the key personnel, the inability to attract or retain qualified personnel in the future or delays in hiring required personnel, particularly software engineers and sales personnel, could have a material adverse effect on our business, financial condition and results of operations.

Our operating results are likely to fluctuate significantly.

     As a result of our limited operating history and the rapidly evolving nature of the markets in which we compete, our quarterly and annual revenues and operating results are likely to fluctuate from period to period. These fluctuations may be caused by a number of factors, many of which are beyond our control, including:

     .  the timing and recognition of revenue from significant orders;
     .  the seasonality of the placement of customer orders;
     .  the success of our products;
     .  increased competition;
     .  changes in our pricing policies or those of our competitors;
     .  the financial stability of major customers;
     .  new product introductions or enhancements by competitors;
     .  delays in the introduction of our products or product enhancements;
     . customer order deferrals in anticipation of upgrades and new products; . the ability to access a sufficient supply of sole source and third party components;
     . the quality and market acceptance of new products we may develop or are in the process of developing;
     . the timing and nature of selling and marketing expenses, such as trade shows and other promotions;
     .  personnel changes;
     . risks associated with our international sales; and . economic conditions affecting our customers.

Any significant cancellation or deferral of purchases of our products could have a material adverse effect on our business, financial condition and results of operations in any particular quarter, and to the extent significant sales occur earlier than expected, operating results for subsequent quarters may be adversely affected. Our expense levels are based, in part, on our expectations as to our future revenues, and we may be unable to adjust spending in a timely manner to compensate for any revenue shortfall. If our revenues are below our expectations, our operating results are likely to be adversely affected and net income may be disproportionately affected because a significant portion of our expenses do not vary with revenues.

     Because of these factors, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as indications of our future performance. In addition, due to all of the foregoing factors, in some future quarter our operating results may be below the expectations of public market analysts and investors.

Seasonal trends may cause our quarterly operating results to fluctuate which may adversely affect the market price of our common stock.

     We have experienced significant variations in the revenue, expenses and operating results from quarter to quarter and such variations are likely to continue. We believe that fluctuations in the number of orders being placed from quarter to quarter are principally attributable to the buying patterns and budgeting cycles of television operators and broadcast companies, the primary buyers of the digital advertising systems and broadcast systems, respectively. We expect that there will continue to be fluctuations in the number and value of orders received. As a result, our results of operations have in the past and likely will, at least in the near future, fluctuate in accordance with such purchasing activity. Operating expenses also vary with the number, timing and significance of our new product and product enhancement introductions and those of our competitors, increased competition, the gain or loss of significant customers, the hiring of new personnel and general economic conditions. All of the above factors are difficult for us to forecast, and these or other factors may materially adversely affect our business, financial condition and results of operations for one quarter or a series of quarters. Only a small portion of our expenses vary with revenues in the short-term and there would likely be a material adverse effect on our operating results if future revenues are lower than expectations.

Due to the lengthy sales cycle involved in the sale of our products, our quarterly results may vary and make period-to-period comparisons of our operating results meaningless.

     Digital video, movie and broadcast products are relatively complex and their purchase generally involves a significant commitment of capital, with attendant delays frequently associated with large capital expenditures and implementation procedures within an organization. Moreover, the purchase of such products typically requires coordination and agreement among a potential customer's corporate headquarters and its regional and local operations. For these and other reasons, the sales cycle associated with the purchase of our digital video, movie and broadcast products are typically lengthy and subject to a number of significant risks, including customer's budgetary constraints and internal acceptance reviews, over which we have little or no control. Based upon all of the foregoing, we believe that our quarterly revenues, expenses and operating results are likely to vary significantly in the future, that period-to-period comparisons of our results of operations are not necessarily meaningful and that, in any event, such comparisons should not be relied upon as indications of future performance.

Intense competition may adversely affect our financial condition and operating results.

     The market for digital video, movie and broadcast products is highly competitive. If we are unable to compete effectively, our business, prospects, financial condition and operating results would be materially adversely affected.

     We currently compete against suppliers of both analog tape-based and digital systems in the digital advertisement insertion market and against both computer companies offering video server platforms and more traditional movie application providers in the movie system market. In the television broadcast market, we compete against various computer companies offering video server platforms and television equipment manufacturers.

     Due to the rapidly evolving markets in which we compete, additional competitors with significant market presence and financial resources, including computer hardware and software companies and television equipment manufacturers, may enter those markets, thereby further intensifying competition. Increased competition could result in price reductions and loss of market share which would adversely affect our business, financial condition and results of operations. Many of our current and potential competitors have greater financial, selling and marketing, technical and other resources than we do. Moreover, our competitors may also foresee the course of market developments more accurately than us. Although we believe that we have certain technological and other advantages over our competitors, realizing and maintaining such advantages will require a continued high level of investment by us in research and product development, marketing and customer service and support. There can be no assurance that we will have sufficient resources to continue to make such investments or that the we will be able to make the technological advances necessary to compete successfully with our existing competitors or with new competitors.

The success of our business model is dependent on the acceptance of the emerging digital video market.

     Cable television operators and television broadcasters have historically relied on traditional analog technology for video management, storage and distribution. Digital video technology is still a relatively new technology and requires a significant initial investment of capital. Our future growth will depend both on the rate at which television operators convert to digital video systems and the rate at which digital video technology expands to additional market segments. There can be no assurance that the use of digital video technology will expand among television operators or into additional markets. Any failure by the market to accept digital video technology will have a material adverse effect on our business, financial condition and results of operations.

Our success is contingent on our ability to penetrate the broadcast television market.

     To date our products have been purchased primarily by cable television operators and telecommunications companies. Our success depends in part on the penetration of new markets. In particular, we introduced broadcast products during the quarter ended June 30, 1998 for use by television broadcasters. These broadcast products will be directed toward a market that we have not significantly addressed. There can be no assurance that we will be successful in marketing and selling broadcast products to customers in the broadcast television market. Any inability to penetrate this new market would have a material adverse effect on our business, financial condition and results of operations.

A decline in sales of our SPOT System could materially affect our revenues.

     Sales of our SPOT System have historically accounted for a large percentage of our revenues, and this product and related enhancements are expected to continue to account for a significant portion of our revenues in 2000. Our success depends in part on continued sales of our SPOT System. A decline in demand or average selling prices for our SPOT System product line, whether as a result of new product introductions by others, price competition, technological change, inability to enhance the products in a timely fashion, or otherwise, would have a material adverse effect on our business, financial condition and results of operations.

If we are unable to continue to develop successfully new products or enhance existing products, our financial condition and operating results will suffer.

     Our future success requires that we develop and market additional products that achieve significant market acceptance and enhance our current products. There can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these and other new products and enhancements, or that our new products and enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. Announcements of currently planned or other new product offerings may cause customers to defer purchasing our existing products. Moreover, there can be no assurance that, despite testing by us, and by current and potential customers, errors or failures will not be found in our products, or, if discovered, successfully corrected in a timely manner. Such errors or failures could cause delays in product introductions and shipments, or require design modifications that could adversely affect our competitive position. Our inability to develop on a timely basis new products, enhancements to existing products or error corrections, or the failure of such new products or enhancements to achieve market acceptance could have a material adverse effect on our business, financial condition and results of operations.

If we fail to respond to rapidly changing technologies related to digital video, our business, financial condition and results of operations would be materially adversely effected.

     The markets for our products are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions and enhancements. Future technological advances in the television and video industries may result in the availability of new products or services that could compete with the solutions provided by us or reduce the cost of existing products or services, any of which could enable our existing or potential customers to fulfill their video needs better and more cost efficiently than with our products. Our future success will depend on our ability to enhance our existing digital video products, including the development of new applications for our technology and to develop and introduce new products to meet and adapt to changing customer requirements and emerging technologies. There can be no assurance that we will be successful in enhancing our digital video products or developing, manufacturing and marketing new products which satisfy customer needs or achieve market acceptance. In addition, there can be no assurance that services, products or technologies developed by others will not render our products or technologies uncompetitive, unmarketable or obsolete, or that announcements of currently planned or other new product offerings by either by us or our competitors will not cause customers to defer or fail to purchase our existing solutions.

Because our customer base is highly concentrated among a limited number of large customers, the loss of or reduced demand of these customers could have a material adverse effect on our business, financial condition and results of operations.

     Our customer base is highly concentrated among a limited number of large customers, and, therefore, a limited number of customers account for a significant percentage of our revenues in any year. In 1997, 1998 and 1999, revenues from our five largest customers represented approximately 66%, 54% and 47%, respectively, of our total revenues. In 1997, 1998 and 1999, three, two and two customers, respectively, each accounted for more than 10% of our revenues. We generally do not have written continuing purchase agreements with our customers and do not have any written agreements that require customers to purchase fixed minimum quantities of our products. Our sales to specific customers tend to vary significantly from year to year depending upon such customers' budgets for capital expenditures and new product introductions. In addition, we derive a substantial portion of our revenues from products that have a selling price in excess of $200,000. We believe that revenue derived from current and future large customers will continue to represent a significant proportion of our total revenues. The loss of, or reduced demand for products or related services from, any of our major customers could have a material adverse effect on our business, financial condition and results of operations.

Because we purchase certain of the components used in manufacturing our product from a sole supplier and we use a limited number of third party manufacturers to manufacture our product, our business, financial condition and results of operation could be materially adversely affected by a failure of this supplier or these manufacturers.

     Certain key components of our products are currently purchased from a sole supplier, including a computer chassis manufactured by Trimm Technologic Inc., a disk controller manufactured by Mylex Corporation, an MPEG-2 decoder card manufactured by Vela Research, Inc. and an MPEG-2 encoder manufactured by Optivision, Inc. We have in the past experienced quality control problems, where products did not meet specifications or were damaged in shipping, and delays in the receipt of such components. These problems were generally of short duration and did not have a material adverse effect on us. However, we may in the future experience similar types of problems which could be more severe or more prolonged. The inability to obtain sufficient key components as required, or to develop alternative sources if and as required in the future, could result in delays or reductions in product shipments which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

     In addition, we rely on a limited number of third parties who manufacture certain components used in our products. While to date there has been suitable third party manufacturing capacity readily available at acceptable quality levels, there can be no assurance that such manufacturers will be able to meet our future volume or quality requirements or that such services will continue to be available to us at favorable prices. Any financial, operational, production or quality assurance difficulties experienced by such third party manufacturers that result in a reduction or interruption in supply to us could have a material adverse effect on our business, financial condition and results of operations.

The success of our business model depends on the continued deregulation of the telecommunications and television industries.

     The telecommunications and television industries are subject to extensive regulation in the United States and other countries. Our business is dependent upon the continued growth of such industries in the United States and internationally. Although recent legislation has lowered the legal barriers to entry for telecommunications companies into the United States multichannel television market, there can be no assurance that telecommunications companies will successfully enter this or related markets. Moreover, the growth of our business internationally is dependent in part on similar deregulation of the telecommunications industry abroad and there can be no assurance that such deregulation will occur.

     Television operators are also subject to extensive government regulation by the Federal Communications Commission and other federal and state regulatory agencies. These regulations could have the effect of limiting capital expenditures by television operators and thus could have a material adverse effect on our business, financial condition and results of operations. The enactment by federal, state or international governments of new laws or regulations, changes in the interpretation of existing regulations or a reversal of the trend toward deregulation in these industries could adversely affect our customers, and thereby materially adversely affect our business, financial condition and results of operations.

If we are unable to protect our intellectual property we may lose a valuable assets or incur costly litigation to protect our rights.

     Our success and ability to compete depend upon our intellectual property, including our propriety technology and confidential information. We rely on patent, trademark, trade secret and copyright laws to protect our intellectual property. Despite our efforts to protect our intellectual property, a third party could copy or otherwise obtain our proprietary information without authorization. Our means of protecting our proprietary rights may not be adequate and our competitors may independently develop similar technology, or duplicate our products or our other intellectual property. We may have to resort to litigation to enforce our intellectual property rights, to protect our trade secrets or know-how or to determine their scope, validity or enforceability. Enforcing or defending our proprietary technology is expensive, could cause the diversion of our resources, and may not prove successful. Our protective measures may prove inadequate to protect our proprietary rights, and any failure to enforce or protect our rights could cause us to lose a valuable asset.

Future acquisitions may be difficult to integrate, disrupt our business, dilute stockholder value or divert management attention.

     As part of our business strategy, we may seek to acquire or invest in businesses, products or technologies that we believe could complement or expand our business, augment our market coverage, enhance our technical capabilities or otherwise offer growth opportunities. Acquisitions could create risks for us, including:

     . difficulties in assimilation of acquired personnel, operations, technologies or products;
     .  unanticipated costs associated with acquisitions;
     .  diversion of management's attention from other business concerns;
     . adverse effects on our existing business relationships with suppliers and customers; and
     . use of substantial portions of our available cash, including the proceeds of this offering, to consummate the acquisitions.

In addition, if we consummate acquisitions through an exchange of our securities, our existing stockholders could suffer significant dilution. Any future acquisitions, even if successfully completed, may not generate any additional revenue or provide any benefit to our business.

We are subject to risks of operating internationally.

     International sales accounted for approximately 12%, 13% and 23% of our revenues in 1997, 1998 and 1999, respectively. We expect that international sales will account for a significant portion of our business in the future. However, there can be no assurance that we will be able to maintain or increase international sales of its products. International sales are subject to a variety of risks, including:

     . difficulties in establishing and managing international distribution channels;
     . difficulties in selling, servicing and supporting overseas products and in translating products into foreign languages;
     . the uncertainty of laws and enforcement in certain countries relating to the protection of intellectual property;
     .  multiple and possibly overlapping tax structures;
     . currency and exchange rate fluctuations; and . economic or political changes in international markets.

Our executive officers, directors and major stockholders possess significant control over us which may lead to conflicts with other stockholders over corporate governance matters.

     Our officers, directors and their affiliated entities, and other holders of 5% or more of our outstanding capital stock, together beneficially owned approximately 45.17% of the outstanding shares of our common stock as of March 13, 2000. As a result, such persons will have the ability to elect our board of directors and to determine the outcome of corporate actions requiring stockholder approval, irrespective of how other of our stockholders may vote. This concentration of ownership may have the effect of delaying or preventing a change in control of us which may be favored by a majority of the remaining stockholders, or cause a change of control not favored by our other stockholders.

Year 2000 compliance issues could harm our business.

     In prior years, we discussed the nature and progress of our plans to become Year 2000 ready. In late 1999, we completed our remediation and testing of our systems. As a result of those planning and implementation efforts, we experienced no significant disruptions in mission critical information technology and non-information technology systems and believe those systems successfully responded to the Year 2000 date change. We are not aware of any material problems resulting from Year 2000 issues, either with our products, our internal systems, or the products and services of third parties. We will continue to monitor our mission critical computer applications and those of our suppliers and vendors throughout the year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly.

                                USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders. See "Selling Stockholders" and "Plan of Distribution" described below.

                             SELLING STOCKHOLDERS

     The following table sets forth, as of the date of the prospectus, the number and percentage of shares of our common stock beneficially owned by each of the selling stockholders prior to this offering and the maximum number of shares that each selling stockholder, its transferees, distributees, pledgees, donees or other successors in interest may offer and sell pursuant to this prospectus. Since each of the selling stockholders may sell all, some or none of its shares, we cannot estimate the actual number of shares of our common stock that will be sold by such selling stockholder or the aggregate number or percentage of shares of our common stock that such selling stockholder will own upon completion of this offering. See "Plan of Distribution."

     The shares of our common stock offered under this prospectus may be offered from time to time by and for the account of each of the selling stockholders.

                                                Number and Percentage                     Number of Shares
                                               of Shares Beneficially                     Offered Pursuant
          Selling Stockholder                 Owned Prior to Offering(1)                 to this Prospectus
          -------------------                 -----------------------                    ------------------
                                                Number        Percent(2)
George E. Breen (3)                            150,202            *                            150,202

Corum Group, Ltd.                               17,078            *                             17,078

Inno Micro Corporation (4)                      12,517            *                             12,517

InnoTech Corporation (5)                        50,068            *                             50,068

Stephen Kraiman (6)                            100,135            *                            100,135

----------------
*    Less than 1%.
(1) Except as otherwise indicated, the persons and entities named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting and investment power with respect to shares.
(2) Based upon 21,432,320 shares of our common stock outstanding as of March 13, 2000.
(3) Includes 15,020 shares of our common stock that are held in escrow pursuant to the terms of an escrow agreement, dated as of December 30, 1999, by and among SeaChange, the selling stockholders and State Street Bank and Trust Company. Such shares may not be released from escrow and sold hereunder except in accordance with the terms and conditions of the escrow agreement.
(4) Includes 1,251 shares of our common stock that are held pursuant to the above-mentioned escrow agreement. Such shares may not be released from escrow and sold hereunder except in accordance with the terms and conditions of the escrow agreement.
(5) Includes 5,007 shares of our common stock that are held pursuant to the above-mentioned escrow agreement. Such shares may not be released from escrow and sold hereunder except in accordance with the terms and conditions of the escrow agreement.
(6) Includes 10,013 shares of our common stock that are held pursuant to the above-mentioned escrow agreement. Such shares may not be released from escrow and sold hereunder except in accordance with the terms and conditions of the escrow agreement.

     All of the shares offered hereby were acquired in connection with our acquisition of all of the outstanding capital stock of Digital Video Arts, Ltd. on December 30, 1999.

     Since our acquisition of Digital Video Arts, Messrs. Breen and Kraiman have continued to be employees of Digital Video Arts, now a wholly-owned subsidiary of SeaChange.

     Each of the selling stockholders represented to us that it was acquiring its shares in the acquisition without any present intention of effecting a distribution of those shares. In recognition of the fact, however, that each of the selling stockholders may desire the ability to sell those shares of our common stock it owns when it considers it appropriate, in connection with our acquisition of Digital Video Arts we agreed to file the registration statement with the Securities and Exchange Commission to permit the public sale of its shares and to use its reasonable efforts to keep the registration statement effective until the earlier December 30, 2000 or the sale of all of its shares pursuant to the registration statement or Rule 144 under the Securities Act. We will prepare and file such amendments and supplements to the registration statement as may be necessary to keep it effective during such period.

                             PLAN OF DISTRIBUTION

     The shares of our common stock offered hereby may be sold from time to time by the selling stockholders for their own account. We are responsible for the expenses incurred in the registration of the shares, other than the underwriting discounts and selling commissions and stock transfer fees and taxes applicable to the sale of the shares. In addition, we have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, and the selling stockholders have agreed to indemnify us against certain liabilities, including liabilities under the Securities Act.

     The distribution of the shares by the selling stockholders is not currently subject to any underwriting agreement. The shares covered by this prospectus may be sold by the selling stockholders or their transferees, distributees, pledgees, donees, or other successors in interest from time to time. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Such sales may be effected in the over-the-counter market, on the National Association of Securities Dealers Automated Quotation System, on the Nasdaq National Market, or on any exchange on which the shares may then be listed. The shares may be sold by one or more of the following:

     . one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the shares held by the selling stockholders as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     . purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
     . ordinary brokerage transactions and transactions in which the broker solicits purchasers;
     .  in negotiated transactions; and

     .  through other means.

     The selling stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers will receive compensation in negotiated amounts in the form of underwriting discounts, concessions, commissions or fees from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Such brokers or dealers or the participating brokers or dealers and the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales, and any commissions received by such broker-dealers may be deemed to be underwriting compensation.

     We have informed the selling stockholders that the antimanipulation rules under the Securities Exchange Act of 1934 (including, without limitation, Rule 10b-5 and Regulation M - Rule 102) may apply to sales in the market and will furnish the selling stockholders upon request with a copy of these Rules. We will also inform the selling stockholders of the need for delivery of copies of this prospectus.

     Any shares of our common stock covered by the prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     We agreed to file a registration statement to register the resale of the shares and to use our reasonable efforts to maintain the effectiveness of the registration statement until the earlier of December 30, 2000 and the date on which no shares originally held by the selling stockholders remain unsold.

     The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of such shares at less than the market prices may depress the market price of our common stock. During the effective time of this prospectus, the selling stockholders have agreed to potential restrictions on resale if notified by us of a potential material event that could have a material effect on our business and financial condition, for a period commencing upon such notice and ending upon notice by us that such potential material event either has been disclosed to the public or no longer constitutes a potential material event. Notwithstanding the foregoing, we have agreed that the maximum aggregate number of days during which the resale rights of the selling stockholders may be suspended during the distribution period shall not exceed 60 days. The selling stockholders are not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time.

     ChaseMellon Shareholder Services, L.L.C., 111 Founders Plaza, Suite 1100, East Hartford, Connecticut 06108 is the transfer agent for our common stock.

                                 LEGAL MATTERS

     Certain legal matters with respect to the issuance of the shares offered hereby will be passed upon for SeaChange International by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts. As of the date of this prospectus, certain attorneys with the firm of Testa, Hurwitz & Thibeault, LLP beneficially own an aggregate of 1,500 shares of our common stock.

                                    EXPERTS

     The consolidated financial statements of SeaChange International, Inc. as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999 that are incorporated by reference in this prospectus have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication contained herein or the affairs of SeaChange have not changed since the date hereof. In this prospectus, references to "SeaChange International," "we," "our" and "us" refer to SeaChange International, Inc.


                                   -----------

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Available Information                                                          2
Incorporation of Certain Information
   by Reference                                                                3
SeaChange International                                                        4
Risk Factors                                                                   6
Selling Stockholders                                                          14
Plan of Distribution                                                          15
Legal Matters                                                                 17
Experts                                                                       17
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                330,000 Shares





                         SEACHANGE INTERNATIONAL, INC.






                                 COMMON STOCK


                                  ----------

                                  PROSPECTUS

                                  ----------







                             [_________ __], 2000


--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Estimated expenses (other than underwriting discounts and commissions) payable in connection with the sale of the Common Stock offered hereby are as follows:

     SEC Registration Fee.......................................     5,434.11
     Nasdaq Filing Fees.........................................     6,600.00
     Legal fees and expenses....................................    20,000.00
     Accounting fees and expenses...............................     1,000.00
                                                                   ----------

     TOTAL...................................................... $  33,034.11
                                                                 ============

     We will bear all expenses shown above. The selling stockholders will bear all underwriting discounts and selling commissions and stock transfer fees and taxes applicable to the sale of the shares sold pursuant to this prospectus.

Item 15. Indemnification of Directors and Officers.

     The Delaware General Corporation Law and our Certificate of Incorporation provide for indemnification of our directors and officers for liabilities and expenses that they may incur in those capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of SeaChange, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. We refer you to our Certificate of Incorporation filed as Exhibit 4.3 to our registration statement on Form S-8 filed with the Securities and Exchange Commission on December 8, 1996 (File No. 333-17379).

     We maintain directors' and officers' liability insurance to insure our directors and certain officers against certain liabilities and expenses which arise out of or in connection with their capacities as directors and officers.

     In addition, the registration rights agreement executed in connection with our acquisition of all of the outstanding capital stock of Digital Video Arts provides that the selling stockholders are obligated, under certain circumstances, to indemnify SeaChange and its directors and officers against certain liabilities, including liabilities under the Securities Act. Reference is made to the registration rights agreement filed as Exhibit 2.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2000.

Item 16. Exhibits.

    4.1 Amended and Restated Certificate of Incorporation of SeaChange (filed as Exhibit 4.2 to SeaChange's registration statement on Form S-8 (File No. 333-17379) and incorporated herein by reference)

    4.2 Amended and Restated By-laws of SeaChange (filed as Exhibit 4.3 to SeaChange's registration statement on Form S-8 (File No. 333-17379) and incorporated herein by reference)

    5.1*    Opinion of Testa, Hurwitz & Thibeault, LLP

   23.1*    Consent of PricewaterhouseCoopers LLP

   23.2*    Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

   24.1*    Power of attorney (included on signature page)

------------------------
*Filed herewith.

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or

15(d) of the Securities Exchange Act of 1934 (and, where appropriate, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maynard and Commonwealth of Massachusetts on April 3, 2000.

                                    SEACHANGE INTERNATIONAL, INC.


                                    By:  /s/ William C. Styslinger, III
                                         ---------------------------------------
                                         William C. Styslinger, III
                                         President, Chief Executive Officer and
                                         Chairman


                       POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of SeaChange International, Inc., hereby severally constitute and appoint William C. Styslinger, III and William L. Fiedler, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally do all things in our names and on our behalf in such capacities to enable SeaChange International, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                      Title(s)                                            Date
---------                                      --------                                            ----
/s/ William C. Styslinger, III                 President, Chief Executive Officer and              April 3, 2000
----------------------------------------       Chairman (Principal Executive Officer)
William C. Styslinger, III

/s/ William L. Fiedler                         Chief Financial Officer, Treasurer and              April 3, 2000
----------------------------------------       Vice President, Finance and
William L. Fiedler                             Administration (Principal Financial
                                               Officer and Principal Accounting Officer)

/s/ Paul H. Saunders                           Director                                            April 3, 2000
----------------------------------------
Paul H. Saunders

/s/ Carmine Vona                               Director                                            April 3, 2000
----------------------------------------
Carmine Vona

                                 EXHIBIT INDEX

Exhibit No.  Description of Exhibit
-----------  ----------------------

     4.1 Amended and Restated Certificate of Incorporation of SeaChange (filed as Exhibit 4.2 to SeaChange's registration statement on Form S-8 (File No. 333-17379) and incorporated herein by reference)

     4.2 Amended and Restated By-laws of SeaChange (filed as Exhibit 4.3 to SeaChange's registration statement on Form S-8 (File No. 333-17379) and incorporated herein by reference)

     5.1*    Opinion of Testa, Hurwitz & Thibeault, LLP

    23.1*    Consent of PricewaterhouseCoopers, LLP

    23.2*    Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
             5.1)

    24.1*    Power of attorney (included on signature page)

------------------------
*Filed herewith.